Exhibit 99.5

INTRODUCTION TO UNAUDITED PRO FORMA STATEMENTS OF INCOME

Effective with the closing of our initial public offering on July 13, 2004, a substantial majority of the assets and liabilities of Navajo Pipeline Co., L.P. (Predecessor) (“NPL”) were transferred to Holly Energy Partners, L.P. (“HEP”), a newly formed Delaware limited partnership. The accompanying unaudited pro forma statements of income give effect to this transfer, the execution of HEP’s pipelines and terminals agreement with Holly Corporation and the related transactions in connection with the closing of HEP’s initial public offering and the consolidation of Rio Grande Pipeline Company as if HEP’s additional 45% interest therein had been acquired as of January 1, 2003. The pro forma statements of income assume that the transfer occurred on January 1, 2003. The transfer was recorded at historical cost as it is considered to be a reorganization of entities under common control. Please read “1. Basis of Presentation, the Offering and Other Transactions” in the accompanying notes to pro forma statements of income for further explanation of HEP’s initial public offering, the transfer and related transactions.

HEP’s unaudited pro forma statements of income and accompanying notes should be read together with the historical financial statements of NPL and HEP included elsewhere in this offering memorandum. The pro forma statements of income were derived by adjusting the historical financial statements of NPL and HEP. The adjustments are based on currently available information and certain estimates and assumptions; therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of HEP’s initial public offering and the other transactions and that the pro forma adjustments give appropriate effect to the assumptions made and are properly applied in the pro forma financial statements.

The unaudited pro forma statements of income do not purport to present the financial position or results of operations of HEP had its initial public offering and the related transactions effected at the closing thereof actually been completed as of the date indicated. Moreover, they do not project HEP’s financial position or results of operations for any future date or period.

PRO FORMA STATEMENT OF INCOME (UNAUDITED)

Year ended December 31, 2003

		Adjustments

	Historical		Excluded assets		Offering and
	Navajo Pipeline	Rio Grande	and pipelines		related		Pro forma
	Co., L.P.	Pipeline	and terminals		financing		Holly Energy
	(Predecessor)	Company	agreement		transactions		Partners, L.P.

(in thousands, except per unit data)
Revenues:
Affiliates	$13,901	$—	$20,253	(b)	$—		$30,188
			(3,966	)(a)
Third parties	16,899	6,591	(971	)(a)	—		22,519

	30,800	6,591	15,316		—		52,707

Operating costs and expenses:
Operations	24,193	2,790	(5,433	)(a)	—		21,550
Depreciation and amortization	6,453	1,306	(831	)(a)	—		6,928
Selling, general and administration	—	—	—		—		—

	30,646	4,096	(6,264)		—		28,478

Operating income	154	2,495	21,580		—		24,229
Other income:
Equity in earnings of Rio Grande Pipeline Company	894	(894)	—		—		—
Interest and other income	291	17	—		—		308
Interest expense	—	—	—		(1,750	)(c)	(1,750)

	1,185	(877)	—		(1,750)		(1,442)

Income before minority interest	1,339	1,618	21,580		(1,750)		22,787
Minority interest in Rio Grande Pipeline Company	(758)	(647)	—		—		(1,405)

Net income	$581	$971	$21,580		$(1,750)		21,382

General partner interest in net income							428

Limited partner interest in net income							$20,954

Net income per limited partner unit							$1.50

Weighted average limited partner units outstanding							14,000

See Accompanying Notes.

PRO FORMA STATEMENT OF INCOME (UNAUDITED)

Nine months ended September 30, 2004

	Historical
	Navajo Pipeline Co. L.P.			Pro forma
	(Predecessor) and			Holly Energy
	Holly Energy Partners, L.P.	Adjustments		Partners, L.P.

(in thousands, except per unit data)
Revenues:
Affiliates	$35,433	$7,619	(a)	$27,814
Third parties	16,341	275	(a)	16,066

	51,774	7,894		43,880
Operating costs and expenses:
Operations	17,905	2,280	(a)	15,625
Depreciation and amortization	5,486	433	(a)	5,053
General and administrative	888	—		888

	24,279	2,713		21,566

Operating income	27,495	5,181		22,314
Other income (expense):
Interest and other income	88	—		88
Interest expense	(301)	725	(d)	(1,026)

	(213)	—		(938)

Income before minority interest	27,282	5,906		21,376
Minority interest in Rio Grande Pipeline Company	(1,319)	—		(1,319)

Net income	$25,963	$5,906		20,057

General partner interest in net income				401

Limited partner interest in net income				$19,656

Net income per limited partner unit				$1.40

Weighted average limited partner units outstanding				14,000

See Accompanying Notes.

Holly Energy Partners, L.P.

NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

1.	BASIS OF PRESENTATION, THE OFFERING AND OTHER TRANSACTIONS

The historical financial information is derived from the historical consolidated combined financial statements of Navajo Pipeline Co., L.P. (Predecessor) (“NPL”) and Holly Energy Partners, L.P. (“HEP”). NPL’s financial statements are a combination of the accounts of substantially all of the product pipeline and terminal operations of Holly Corporation and subsidiaries (collectively “Holly”). The combined consolidated financial statements also include NPL’s interest in Rio Grande Pipeline Company, a partnership accounted for by the equity method until June 30, 2003 (during which time a 25% equity interest was owned). Rio Grande Pipeline Company is presented as a consolidated subsidiary commencing June 30, 2003, the date NPL acquired an additional 45% interest bringing its total ownership to 70%.

The pro forma statement of income for the year ended December 31, 2003 reflects the following transactions as if they had occurred on January 1, 2003:

➢	the contribution of certain assets and liabilities of NPL to HEP in exchange for the issuance by HEP to Holly and its affiliates of 7,000,000 subordinated units, the 2% general partner interest in HEP and the incentive distribution rights;

➢	the consolidation of Rio Grande Pipeline Company as if the additional 45% interest had been acquired as of January 1, 2003;

➢	the borrowing of $25.0 million by HEP under the credit agreement entered into concurrently with its initial public offering to fund an additional $25.0 million distribution to Holly; and

➢	the execution of a pipelines and terminals agreement with Holly as described in Note 4 below.

Upon completion of its initial public offering, HEP began incurring incremental general and administrative costs related to becoming a separate public entity (e.g. cost of tax return preparation, annual and quarterly reports to unitholders, investor relations, directors’ and officers’ insurance and registrar and transfer agent fees). The pro forma income statement for the year ended December 31, 2003 does not reflect these additional general and administrative expenses. In addition, HEP pays Holly an annual administrative fee of $2.0 million for the provision of general and administrative services for HEP’s benefit, effective upon the date of HEP’s initial public offering, July 13, 2004. The pro forma income statement for the year ended December 31, 2003 does not reflect this fee.

The pro forma statement of income for the nine months ended September 30, 2004 reflects the following:

➢	the combined results of NPL through July 12, 2004 plus the results of HEP for the period beginning with the closing of its initial public offering on July 13, 2004 through September 30, 2004;

➢	the exclusion of revenues and expenses historically recorded by NPL for the crude oil pipeline and intermediate pipeline assets that were not contributed to HEP;

➢	the borrowing of $25.0 million by HEP under the credit agreement entered into concurrently with its initial public offering to fund an additional $25.0 million distribution to Holly as if it occurred January 1, 2004; and

➢	actual general and administrative costs incurred for the period from July 13, 2004 through September 30, 2004. Additional general and administrative costs have not been included for the period before July 13, 2004.

NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED) — (CONTINUED)

2.	PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

(a) Reflects the elimination of revenues and expenses related to the assets not contributed to HEP but included in the historical combined financial statements of NPL. All crude oil and intermediate product pipelines were retained by Holly.

(b) Reflects recognition of intercompany revenues for pipelines and terminals contributed to HEP that were not recorded in the historical financial records of NPL prior to January 1, 2004. Product volumes used in the calculations are historical volumes transported on or terminalled in facilities included in NPL’s financial statements. Tariff rates and terminal services fees utilized are those established in the pipelines and terminals agreement entered into with Holly in connection with the initial public offering.

(c) Reflects interest expense at 7.0% on the $25.0 million borrowing under the credit facility entered into concurrently with the initial public offering as if it were drawn on January 1, 2003. Should the actual interest rate increase or decrease by 0.5%, pro forma interest expense would increase or decrease by $125,000 for the year ended December 31, 2003.

(d) Reflects net interest expense at 5.5% on the $25.0 borrowing under the credit facility entered into concurrently with the initial public offering on July 13, 2004 as if it were drawn on January 1, 2004. Should the actual effective interest rate increase or decrease by 0.5%, pro forma interest expense would increase or decrease by $94,000 for the nine months ended September 30, 2004.

3.	PRO FORMA NET INCOME PER UNIT

Pro forma net income per unit is determined by dividing the pro forma net income that would have been allocated to the common and subordinated unitholders, which is 98% of pro forma net income, by the number of common and subordinated units outstanding at the closing of the initial public offering. For purposes of this calculation, the number of common and subordinated units assumed to be outstanding was 14,000,000. All units were assumed to have been outstanding since January 1, 2003. Basic and diluted pro forma net income per unit is equal as there are no dilutive units at the date of closing of HEP’s initial public offering. Pursuant to the partnership agreement, to the extent that the quarterly distributions exceed certain targets, the general partner is entitled to receive certain incentive distributions that will result in less net income proportionately being allocated to the holders of common and subordinated units. The pro forma net income per unit calculations assume that no incentive distributions were made to the general partner because no such distribution would have been paid based upon the pro forma available cash from operating surplus for the period.

4.	AGREEMENTS WITH HOLLY

In conjunction with the initial public offering and related transactions, Holly and HEP entered into the following agreements which were effective concurrently with the closing of the initial public offering on July 13, 2004:

Pipelines and terminals agreement

Under a pipelines and terminals agreement, Holly pays HEP a minimum level of revenues for transporting and terminalling refined products. Please read “Business— Our relationship with Holly Corporation— Pipelines and Terminals Agreement” for a description of this agreement.

NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED) — (CONTINUED)

Omnibus agreement

Under an omnibus agreement with Holly, HEP pays Holly or the general partner an annual administrative fee, initially in the amount of $2.0 million for the provision by Holly or its affiliates of various general and administrative services to HEP for three years following the initial public offering. Under the omnibus agreement, Holly also agreed to indemnify HEP for ten years after the closing of the initial public offering against certain potential environmental liabilities associated with the operation of the assets and occurring before the closing date of the initial public offering. Holly’s maximum liability for this indemnification obligation will not exceed $15 million and Holly will not have any obligation under this indemnification until HEP’s losses exceed $200,000. HEP agreed to indemnify Holly and its affiliates against environmental liabilities related to the assets to the extent Holly is not required to indemnify HEP. In addition, Holly and its affiliates agreed, with certain exceptions, not to engage in, whether by acquisition or otherwise, the business of operating crude oil pipelines or terminals, refined products pipelines or terminals, intermediate pipelines or terminals, truck racks or crude oil gathering systems in the continental United States. The omnibus agreement also granted Holly a right of first refusal to purchase HEP’s assets that serve its refineries. In addition, Holly granted HEP a three-year option to purchase its intermediate product pipelines pursuant to the omnibus agreement. Please read “Certain relationships and related party transactions— Omnibus Agreement” for a complete description of this agreement.